As filed with the Securities and Exchange Commission on December 14, 2007

Registration No. 333-01028

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

RARE Hospitality International, Inc.

(Exact name of registrant as specified in its charter)

Georgia

(State or other jurisdiction of incorporation or organization)

58-1498312

(I.R.S. Employer Identification No.)

8215 Roswell Road, Building 600

Atlanta, Georgia 30350

(Address, including zip code, of registrant’s principal executive offices)

LongHorn Steaks, Inc. Stock Option Agreement of Richard E. Rivera

(Full title of the plan)

c/o Paula J. Shives, Esq.

Senior Vice President,

General Counsel and Secretary

Darden Restaurants, Inc.

5900 Lake Ellenor Drive

Orlando, Florida 32809

(407) 245-4000

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Gary L. Tygesson, Esq.

Dorsey & Whitney LLP

50 South Sixth Street, Suite 1500

Minneapolis, MN 55402

(612) 340-2600

TERMINATION OF REGISTRATION

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (File No. 333-01028) of RARE Hospitality International, Inc. (the “Company”), a Georgia corporation, filed on February 6, 1996, pertaining to 485,417 shares of the Company’s common stock issuable under the LongHorn Steaks, Inc. Stock Option Agreement of Richard E. Rivera.

In connection with Mr. Rivera’s departure from the Company in 1997, all shares issuable upon the exercise of the outstanding stock options covered by this registration statement were exercised or cancelled. Therefore, the Company hereby removes from registration the shares of common stock of the Company registered pursuant to this Registration Statement that remain unissued.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended and Rule 478 thereunder, the Registrant has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on December 14, 2007.

RARE HOSPITALITY INTERNATIONAL, INC.

By:	/s/ William R. White, III
Name:	William R. White, III
Title:	President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed by the following person in the capacities indicated on the 14th day of December, 2007.

Signature	Title
/s/ William R. White, III	President, Treasurer and Director (principal executive, financial and accounting officer)
William R. White, III